                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): October 15, 1999 (October 1,
                                     1999)


                        GRAY COMMUNICATIONS SYSTEMS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Georgia                              0-13796                            58-0285030
----------------------------------     ------------------------------     ----------------------------------
        (State or other                      (Commission File                      (IRS Employer
         jurisdiction of                          Number)                       Identification Number)
          incorporation)


                             4370 Peachtree Road, NE
                                   Atlanta, GA                                   30319
              -------------------------------------------------------    ----------------------
                     (Address of principal executive offices)                 (Zip code)



                                 (404) 504-9828
       ------------------------------------------------------------------
              (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1999, Gray Communications Systems, Inc. ("Gray") completed its acquisition of all the outstanding capital stock of KWTX Broadcasting Company ("KWTX") and Brazos Broadcasting Company ("Brazos"), as well as the assets of KXII Broadcasters Ltd. ("KXII"). Gray acquired the capital stock of KWTX and Brazos in merger transactions with the shareholders of KWTX and Brazos receiving a combination of cash and Gray class B common stock for their shares. Gray acquired the assets of KXII in an all cash transaction.

          KWTX operates CBS affiliate KWTX-TV located in Waco, Texas and Brazos operates KBTX-TV, a satellite station of KWTX-TV located in Bryan, Texas, each serving the Waco-Temple-Bryan, Texas television market. KXII operates KXII-TV, which is the CBS affiliate serving Sherman, Texas and Ada, Oklahoma.

         For additional information with respect to these acquisitions, reference is made to Gray's definitive proxy statement which is filed as an exhibit hereto and is incorporated by reference herein.

         Aggregate consideration (net of cash acquired) paid was approximately $145.8 million which included a base purchase price of $139.0 million, transaction expenses of $2.8 million, certain net working capital adjustments (excluding cash) of $3.4 million and assumed liabilities of $600,000. Gray funded the acquisitions by issuing 3,435,774 shares of Gray class B common stock to the sellers, additional borrowings of $94.4 million under its amended bank loan agreement and cash on hand.

         The terms of the acquisition, including the consideration paid by Gray, were determined in arms-length negotiations between Gray and the sellers.

         In connection with the acquisitions, Gray entered into an amended loan agreement with a group of lenders whose primary agents were Bank of America, N.A., Banc of America Securities LLC, Key Corporate Capital Inc. and First Union National Bank. The primary modifications to the loan agreement effected by the amendment were an increase in committed available credit and an increase in interest rates. Under the amended loan agreement, committed available credit increased from $200.0 million to $300.0 million. Prior to the amendment, the loan agreement consisted of a $100.0 million revolving commitment (the "Revolving Commitment") and a $100.0 million term loan commitment ("Term Loan A Commitment"). The increase in committed available credit was effected by the addition of a second $100.0 million term loan commitment ("Term Loan B Commitment").

         Under the amended loan agreement, Gray, at its option, can borrow funds at an interest rate equal to the London Interbank Offered Rate ("LIBOR") plus a premium or at an interest rate equal to the lender's prime rate ("Prime") plus a premium. As a result of the amended loan agreement, the interest rates payable by Gray for funds borrowed under the Revolving Commitment and Term Loan A Commitment increased as follows: the premium over Prime increased from a range of 0.0% to 0.5% to a range of 0.0% to 1.75% and the premium over LIBOR increased from a range of 0.75% to 2.25% to a range of 1.25% to 3.0%. Under the new Term Loan B Commitment, funds can be borrowed at Prime plus 1.75% to 2.0% and/or LIBOR plus 3.0% to 3.25%. The premium above Prime and/or LIBOR payable by Gray will be determined by Gray's operating leverage ratio that is calculated quarterly.

         Immediately after the acquisitions, Gray had $231.0 million outstanding under the amended bank loan agreement with $69.0 million remaining available. As of October 1, 1999, Gray is incurring interest at a rate of Prime plus 1.5% and/or LIBOR plus 2.75% for funds borrowed under the Revolving Commitment and Term Loan A Commitment. For funds borrowed under Term Loan B Commitment, Gray is incurring interest at Prime plus 2.0% and/or LIBOR plus 3.25%.

         The maturity schedule for the Revolving Commitment and the Term Loan A Commitment did not change as a result of the amendment to the loan agreement. The amount outstanding under the newly established Term Loan B Commitment will become fixed on March 30, 2001 and must be paid as follows: 1.0% in 2001, 1.0% in 2002, 1.0% in 2003, 1.0% in 2004 and 96.0% in 2005. Reference is made to the amended loan agreement, which is filed as an exhibit hereto and incorporated by reference herein.

         In connection with the amendment to the loan agreement, Gray incurred approximately $2.6 million in additional financing costs of which $2.3 million had been paid as of the date of the amendment. These financing costs were funded through borrowings under the amended bank loan agreement.

         Gray paid Bull Run Corporation, an affiliate of Gray, a fee of $1.39 million for advisory services performed for Gray in connection with the acquisitions. This fee was paid in full as of the acquisition date and included in the fee portion of the aggregate consideration for the acquisition described above. Gray will pay an additional $300,000 to Bull Run Corporation for services performed in connection with arranging the $100.0 million Term Loan B Commitment. This financing fee is also included in the financing costs described above.


ITEM 5.  OTHER EVENTS.

         The following matters were voted upon at the 1999 Annual Meeting of Shareholders of Gray, on September 23, 1999, and votes were cast as indicated.

1.)      Election of Directors:



                                Nominee                           For                Withheld Authority
                  ------------------------------------  ------------------------- -------------------------
                  Richard L. Boger                            63,757,400                  1,493,769
                  Hilton H. Howell, Jr.                       63,748,400                  1,502,769
                  William E. Mayher, III                      63,757,400                  1,493,769
                  Zell Miller                                 63,743,150                  1,508,019
                  Howell W. Newton                            63,737,400                  1,513,769
                  Hugh Norton                                 63,754,300                  1,496,869
                  Robert S. Prather, Jr.                      63,757,400                  1,493,769
                  Harriett J. Robinson                        63,725,229                  1,525,940
                  J. Mack Robinson                            63,745,229                  1,505,940

2.) To approve the issuance of shares of Gray class B common stock in connection with the proposed acquisitions of KWTX and Brazos.


                                                                                             Broker
                           For                 Against                Abstain              Non-Votes
                  ---------------------- ---------------------  --------------------  ---------------------
                        55,758,921             400,392                108,640               8,983,216

3.) To approve the amendment of the 1992 Long Term Incentive Plan to increase the number of shares of Gray class B common stock issuable thereunder.

                                                                                             Broker
                           For                 Against                Abstain              Non-Votes
                  ---------------------- ---------------------  --------------------  ---------------------
                        46,797,643             2,519,785              38,984               15,894,757


4.) To confirm the appointment of Ernst & Young LLP as independent auditors of Gray for the year ending December 31, 1999.



                           For                 Against                Abstain
                  ---------------------- ---------------------  --------------------
                        64,998,389             245,030                 7,750

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The financial statements of the businesses acquired, as required by this Item 7(c), are incorporated by reference to pages F-1 to F-49 of Gray's definitive proxy statement, dated August 16, 1999.

(b)      Pro Forma Financial Information.

         The pro forma financial information, as required by this item 7(b), is incorporated by reference to the caption Pro Forma Condensed Combined Financial Data which begins on page 50 of Gray's definitive proxy statement, dated August 16, 1999.

(c)      Exhibits.

(99.1) Second Amended and Restated Loan Agreement dated as of October 1, 1999 by and among Gray Communications Systems, Inc., as Borrower; The Financial Institutions Signatory Hereto, as Lenders; and Bank of America, N.A., as Administrative Agent for the Lenders with Banc of America Securities LLC as Lead Arranger and Book Manager; Key Corporate Capital, Inc., as documentation agent and First Union National Bank, as Syndication Agent

(99.2)   Gray's definitive proxy statement, dated August 16, 1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Gray Communications Systems, Inc.

                                         By:        /s/ James C. Ryan
                                            ------------------------------------
                                                      James C. Ryan
                                                  Vice President-Finance
                                              and Chief Financial Officer

Date:  October 15, 1999
     -----------------------